Exhibit 10.39

                              EMPLOYMENT AGREEMENT

            This Employment Agreement (the "Agreement") is entered into as of November 19, 1998 between Data I/O Corporation, a Washington corporation ("Data I/O"), and Helmut Adamski ("Employee") and will be effective as of the date Employee becomes an employee on the U.S. payroll of Data I/O after Employee's relocation from Germany to the U.S.

            In consideration of the mutual covenants and promises contained herein, Data I/O and the Employee agree as follows:

            1. Employment. Data I/O will employ the Employee and the Employee agrees to relocate to the U.S. at a mutually agreed date during the first nine
(9) months of 1999 and to serve as Data I/O's Vice President, Marketing, subject to the direction and control of the Board of Directors, or President of Data I/O. The Employee will perform such additional duties as may be assigned from time to time by the Board of Directors or President of Data I/O which relate to the business of Data I/O or any business ventures in which Data I/O may participate. The Employee will devote his full business time, attention and effort to Data I/O's business and will use his skills and render services to the best of his ability to serve the interests of Data I/O. The Employee and Data I/O agree that adequate consideration has been given for the Employee to enter into this Agreement and assume the obligations contained in this Agreement.

            2. Term. Unless otherwise terminated pursuant to this Agreement, the Employee's term of employment under this Agreement (the "Term") shall commence on the date when Employee becomes an employee on the U.S. payroll of Data I/O and shall expire on November 30, 2000.

            3.  Compensation.

                  3.1 Salary. As compensation for his services to Data I/O and as payment for Employee's covenants herein, Employee shall receive an annual base salary based on Employee's then-current salary in Germany converted to U.S. Dollars (currently DM 260,000), and an increase in such salary of $7,200 USD for car-related expenses, all before customary payroll deductions (the "Salary"). The Salary shall be paid in substantially equal installments at the same intervals as other employees of Data I/O are paid. The President of Data I/O shall annually (in accordance with Data I/O's then-current procedure and schedule) determine any increases in the Salary for future periods.

                   3.2 Bonus. Employee shall be eligible to receive a bonus (the "Bonus") beginning in 1999 in an amount of up to twenty-five percent
(25%) of the Salary pursuant to and in accordance with the terms of the Data I/O Corporation Management Incentive Compensation Plan.

                   3.3 Right of Offset. Data I/O may deduct from Employee's compensation any amounts due Data I/O for any advance on salary, mistaken overpayment, products purchased from Data I/O or for similar reasons, substantiated by Data I/O's business records and specifically identified in a written notice to Employee at least five (5) days in advance of any such deduction. Nevertheless, any such unpaid debt shall become immediately due in full upon termination or expiration of Employee's employment, payable by payroll deduction or otherwise, at Data I/O's option. This paragraph 3.3 shall not be interpreted to allow Data I/O to lower Employee's Salary set forth in paragraph
3.1 above, the percentage of Employee's bonus set forth in paragraph 3.2 above or any Employee reimbursements set forth in paragraph 4.2 below.

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            4. Location, Expenses and Benefits.

                  4.1 Location. The Employee shall be located at Data I/O's headquarters.

                  4.2 Expenses. Data I/O shall reimburse the Employee for all reasonable and necessary business, relocation (both to and from the U.S.), temporary living (up to 3 months) and immigration related expenses (including reasonable attorney fees) as determined by Data I/O's policies and incurred and advanced by him in carrying out his duties under this Agreement. The Employee shall present to Data I/O from time to time an itemized account of such expenses in such form as may be required by Data I/O or Company may pay such expenses directly. Data I/O shall reimburse all above expenses within thirty (30) days of receipt of an itemized account.

                  4.3 Benefits. During the Term, and on satisfaction of any applicable eligibility and contribution requirements, the Employee shall be entitled to participate in any benefit plans, programs, policies and any fringe benefits which are or may be made available to the employees of Data I/O generally, including but not limited to, medical, dental, disability, stock purchase, 401(k), holiday pay, personal time off and life insurance.

            5. Termination. Employment of the Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions relating to non-competition, non-solicitation and confidential information set forth in
Section 7 and paragraph 8.1 of this Agreement shall survive the termination of the Employee's employment or the expiration of the Term:

                   5.1 Termination by Data I/O with Cause. With Cause (as defined below), Data I/O may terminate the employment of the Employee at any time during the Term upon giving Notice of Termination, as defined below.

                   5.2 Automatic Termination. Employment shall terminate automatically upon death or total disability of the Employee. The term
"total disability" as used herein, shall mean any illness or physical or mental condition that substantially impairs his performance of his assigned duties for a period or periods aggregating 180 calendar days in any 12-month period, unless the Employee is granted a leave of absence by Data I/O. Employee and Company hereby acknowledge that the Employee's ability to perform the assigned duties is of the essence of this Agreement. Termination hereunder shall be deemed to be effective immediately upon the Employee's death or immediately upon Notice of Termination, as defined below, based upon a reasonable determination by Data I/O of the Employee's total disability.

                    5.3 Notice of Termination. The term "Notice of Termination" shall mean written notice of termination of employment. The effective date of the termination of employment hereunder shall be the date specified in such Notice of Termination.

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                    5.4 Cause. Wherever reference is made in this Agreement to termination being with Cause, "Cause" means cause given by the Employee to Data I/O and is limited to the following:

                         (i) Repeated failure or refusal to carry out the lawful and reasonable directions of the Board of Directors or President of Data I/O where such failure or refusal has an adverse effect on Data I/O;

                         (ii) Violation of a state or federal law involving the commission of a crime against Data I/O or a felony;

                         (iii)Misuse of alcohol or controlled substances which causes a significant injury to Data I/O;

                         (iv) Willful misrepresentation to the Board of Directors or officers of Data I/O;

                         (v) Any other intentional conduct which has a material adverse effect on Data I/O;

                         (vi) Habitual absence from work for reasons unrelated to illness or physical disability; or

                         (vii)Violation of Section 7 or paragraph 8.1.

            6. Termination Payments. In the event of termination of the employment of the Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided below in paragraphs 6.1, 6.2, 6.3 and 6.4.

                        6.1 Termination by Data I/O with Cause. If Data I/O terminates the Employee's employment with Cause at any time during the Term, the Employee shall be entitled to receive only any unpaid Salary which has accrued for services already performed as of the effective date of the Notice of Termination, any reasonable relocation expenses related to Employee and his family relocating to Germany and expenses described in paragraph 4.2 above.

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                        6.2  Expiration of the Term. In the case of a
termination of the Employee's employment as a result of the expiration of the Term unless this Agreement is extended or employment is otherwise continued, the Employee shall not be entitled to receive any payments hereunder other than any unpaid Salary or Bonus which have accrued for services already performed as of the Agreement expiration date, any expenses related to Employee and his family relocating to Germany and expenses described in paragraph 4.2 above.

                        6.3 Termination Because of Death or Total Disability. In the event of a termination of the Employee's employment because of his death or total disability, the Employee or his personal representative shall not be entitled to receive any amounts hereunder other than any Salary or Bonus which have accrued for services already performed as of the date of such death or total disability and one (1) month's Salary following the date of such death or three (3) months' Salary following the date of such disability and, in either case, any reasonable relocation expenses related to Employee and/or his family relocating to Germany and expenses described in paragraph 4.2 above.

                        6.4 Other Termination by Company. In the event of any other termination of the Employee's employment by Company for any other reason not specified in Section 5 of the Agreement, Employee shall receive as severance the remainder of his Salary until November 30, 2000, any reasonable relocation expenses related to Employee and his family relocating to Germany and expenses described in paragraph 4.2 above.

          7. Non-Competition and Non-Solicitation. The following non-competition and non-solicitation provisions shall apply to this
Agreement:

                  7.1 Non-Competition. The Employee agrees that he will not, directly or indirectly, during his employment and for a period until the later of November 30, 2000 or six (6) months from the date on which his employment with Data I/O terminates or this Agreement expires for any reason (the "Term"), directly or indirectly be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any person or entity engaged in competition with Data I/O or its subsidiaries with respect to any product or service sold or activity engaged in by Data I/O or its subsidiaries (including without limitation, products or services used in the "IC Programmer Products Market" as defined below) up to the time of expiration or termination of this Agreement in any geographical area in which at the time of expiration or termination of this Agreement such product or service is sold or activity is engaged in. "IC Programmer Products Market" means the design, development, manufacture, sale or distribution of any device or system used to program programmable integrated circuits. The Employee shall be deemed to be connected with such business if such business is carried on by a partnership, corporation or association of which he is an employee, officer, director, shareholder, partner, member, consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by the Employee of shares which constitute less than five percent (5%) of the outstanding equity securities of a publicly-held corporation.

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                  7.2 Non-Solicitation. The Employee shall not, in addition, directly or indirectly solicit, influence or entice any employee or consultant of Data I/O or its subsidiaries to cease his relationship with Data I/O or its subsidiaries or solicit, entice or in any way divert any customer or supplier of Data I/O or its subsidiaries to do business with the Employee or any entity described herein. This paragraph 7.2 shall apply during the time period and geographic region described in paragraph 7.1 of this Agreement.

                   7.3 Equitable Relief. The Employee acknowledges that the provisions of this Agreement are essential to Data I/O, that Data I/O would not enter into this Agreement if the Employee did not agree to covenants not to compete or solicit and with respect to confidentiality and that damages sustained by Data I/O as a result of a breach of such covenants cannot be adequately remedied by money damages, and the Employee agrees that Data I/O, notwithstanding any other provision of this Agreement , in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including without limitation, paragraphs 7.2 or
7.3. The Employee acknowledges that the covenants in this Agreement are reasonable and that compliance with such covenants will not prevent him from pursuing his livelihood.

            8. Other Conditions. As a condition of his employment hereunder the following shall also apply as of the effective date of this Agreement:

                  8.1 Confidentiality and Intellectual Property Assignment Agreement. The Employee has executed and delivered to Data I/O and will comply with Data I/O's form of Confidentiality and Intellectual Property Assignment Agreement.

                  8.2 Immigration Matters. The Employee has executed and delivered to Data I/O the I-9 immigration form and is authorized to work in the U.S. Data I/O will continue to use its reasonable efforts to assist Employee in obtaining the required authorization to work in the U.S., including without limitation, obtaining a L1A visa for the Employee and/or "Green Cards" for the Employee and his family.

            9. Notices. Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally, by courier, by facsimile transmission (with hard copy delivered by overnight courier) or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:



   If to the Employee:                            Helmut Adamski




   If to Data I/O:                                Data I/O Corporation
                                                  10525 Willows Road N.E.
                                                  P.O. Box 97046
                                                  Redmond, Washington 98073-9746
                                                  Attention: President
                                                  FAX:  (206) 881-2917

                                                  CC:  General Counsel

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Notice shall be effective upon personal delivery, delivery by courier, receipt of facsimile transmission or three days after mailing.

            10. Assignment. Neither of the parties shall assign or delegate or in any way transfer any rights, interests or obligations hereunder without the prior written consent of the other parties, except that the parties agree that this Agreement: (A) shall be transferred or assigned by Data I/O to (i) an entity resulting from any merger, consolidation or other reorganization to which Data I/O is a party or (ii) a buyer of all or substantially all of Data I/O's assets relevant to Data I/O's performance under this Agreement, whereupon such assignee or transferee shall succeed to the rights and obligations of Data I/O hereunder, and (B) may be transferred or assigned by Data I/O to any entity in which Data I/O has a controlling interest or which is under common control with Data I/O, whereupon such assignee or transferee shall succeed to the rights and obligations of Data I/O hereunder. Subject to the foregoing restrictions, this Agreement will be fully binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

            11. Waiver. No waiver of any of the provisions hereof shall be valid unless in writing and signed by the party against whom such claim or waiver is sought to be enforced. Failure to enforce any right hereunder shall not constitute a continuing waiver of the same or a waiver of any other right hereunder.

            12. Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Data I/O and the Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Data I/O.

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            13. Applicable Law and Attorneys' Fees. This Agreement shall be governed by the substantive laws of the State of Washington, without regard to its conflict of law provisions. The parties agree that the exclusive jurisdiction and venue of any lawsuit between them shall be the state or federal courts sitting in King County, Washington. In any action or proceeding brought by any party against the other arising out of or relating in any way to this Agreement, the most prevailing party shall, in addition to other allowable costs, be entitled to an award of reasonable attorneys' fees.

            14. Severability. In the event that any provision of this Agreement shall be determined by any court or arbitrator of competent jurisdiction to be unenforceable or otherwise invalid for any reason, including but not limited to, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, such provision shall be enforced and validated to the extent permitted by law, and the court or arbitrator shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.

            15. Survival. Paragraphs 4.2 and 8.1 and Sections 5, 6, 7 and 9 through 17 shall survive the termination of Employee's employment with Data I/O or the expiration of the Term.

            16. Headings. All headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

            17. Complete Agreement. This Agreement comprises the entire agreement between Data I/O and Employee with respect to his terms of employment and supersedes and merges within it all prior agreements and understandings between them concerning such employment, whether written or oral, express or implied. In interpreting and construing this Agreement, the fact that either party may have drafted this Agreement or any provisions hereof shall not be given any weight or relevance.

            IN WITNESS WHEREOF, the parties have entered into this Agreement as of November 19, 1998.

DATA I/O CORPORATION                                      EMPLOYEE:


By//S//DAVID C. BULLIS                                    //S//HELMUT ADAMSKI
Printed Name David C. Bullis                              Helmut Adamski
Title President/CEO



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